Exhibit 23

             AMENDMENT TO NO. 2 TO STOCKHOLDERS' AGREEMENT


     This AMENDMENT (the "Amendment")dated as of March 2, 1998 to the STOCKHOLDERS' AGREEMENT, dated as of August 14, 1995 (the "Stockholders' Agreement") by and among Robert Nederlander, as voting trustee (the "Voting Trustee") under the Voting Trust Agreement dated as of May 29, 1991, by and among Riddell Sports Inc., a Delaware corporation (the "Company") and all of the stockholders of the Company listed on Schedule A thereto (the "Voting Trust Agreement"), Lenny Corp., a Delaware corporation, Leonard Toboroff, P.C. Defined Benefit Plan ("Benefit Plan"), Robert Nederlander ("Nederlander"), John McConnaughy, Jr. ("McConnaughy"), Leonard Toboroff ("Toboroff"), David Mauer ("Mauer"), Jeffrey Webb (the "Executive") Dan Cougill ("Cougill"), R.E.R. Corp., a Michigan Corporation ("R.E.R."), Robert Holdings Inc., a Delaware corporation ("RHI"), JEMC Corp., a Delaware corporation ("JEMC") (JEMC together with Lenny Corp., Benefit Plan, Toboroff, Mauer, Nederlander, McConnaughy, the Executive, R.E.R. and Cougill, the "Stockholders"), this 2nd day of March, 1998.

     NOW, THEREFORE, in consideration of the foregoing and mutual agreements hereinafter contained, the parties hereto agree as follows:

          Section A. Definition of "Stockholders". The definition of the term "Stockholders" in the Stockholders' Agreement, as set forth in the first paragraph thereof, is hereby amended to include the RHI, Nederlander and McConnaughy as Stockholders and is restated in its entirety as follows:

"STOCKHOLDERS' AGREEMENT, dated as of August 14, 1995, as amended and restated on June 26, 1997 and further amended as of March 2, 1998, by and among Robert Nederlander, as voting trustee (the "Voting Trustee") under the Voting Trust Agreement dated as of May 29, 1991, by and among Riddell Sports Inc., a Delaware corporation (the "Company"), and all of the stockholders of the Company listed on Schedule A thereto (the "Voting Trust Agreement"), Robert Holdings Inc., a Delaware corporation ("RHI"), Lenny Corp., a Delaware corporation, Leonard Toboroff, P.C. Defined Benefit Plan ("Benefit Plan"), Leonard Toboroff ("Toboroff"), Robert Nederlander ("Nederlander"), John McConnaughy, Jr. ("McConnaughy"), David Mauer ("Mauer"), Dan Cougill ("Cougill"), R.E.R. Corp., a Michigan Corporation ("R.E.R."), JEMC Corp., a Delaware corporation ("JEMC") and Jeffrey G. Webb (the "Executive") (RHI, Lenny Corp., Benefit Plan, Toboroff, Nederlander, McConnaughy, Mauer, Cougill, RER, JEMC and the Executive are referred to as the "Stockholders").

          Section B. Amendment to Section 1.2 (a). Section 1.2(a) of the Stockholders' Agreement is hereby amended and restated in its entirety as follows:

               "1.2 Voting Agreement
     (a) Each of the Stockholders (other than the Executive) hereby agrees that, during the term of this Agreement, at any meeting of the stockholders of the Company or any adjournment thereof, however called, or in any other circumstances upon which its vote, consent, or other approval is sought, each of the Stockholders (other than the Executive) shall vote or cause to be voted such Stockholder's shares of Riddell Stock (other than shares subject to the Voting Trust Agreement which are governed by such agreement) (i) as the Voting Trustee votes the Riddell Stock held pursuant to the Voting Trust, and (ii) during the Term of the Employment Agreement dated as of May 5, 1997 by and between the Company and the Executive (the "Employment Agreement") (as "Term" is defined in the Employment Agreement), and notwithstanding the above clause
(i), (a) in favor of the election of the Executive and a designee (the "Designee") of Executive reasonably acceptable to the Board of Directors of the Company (the "Company Board") (it being understood that any person who was a senior vice president or director of Varsity Spirit Corporation on May 5, 1997 shall be an acceptable Designee to the Company Board without further action) to the Company Board and (b) in favor of the Company's 1997 Stock Option Plan (the "Plan").

          Section C.   Entire Amendment. Except as amended hereby, the
Stockholders' Agreement shall remain in full force and effect.

          Section D. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been fully executed and delivered as of the day and year first above written.

                         /s/ Robert Nederlander
                         ------------------------------------------
                         Robert Nederlander, as
                         Voting Trustee

                         ROBERT HOLDINGS, INC.

                         By: /s/ Robert Nederlander
                         ------------------------------------------
                         Name:  Robert Nederlander
                         Title: President

                         LENNY CORP.

                         By: /s/ Leonard Toboroff
                         ------------------------------------------
                         Name:   Leonard Toboroff
                         Title:  President

                         LEONARD TOBOROFF, P.C.
                         DEFINED BENEFIT PLAN

                         By: /s/ Leonard Toboroff
                         ------------------------------------------
                         Name:   Leonard Toboroff
                         Title:  Leonard Toboroff


                         /s/ Leonard Toboroff
                         ------------------------------------------
                         Leonard Toboroff, in his individual capacity

                         JEMC CORP.

                         By: /s/ John McConnaughy, Jr.
                         -----------------------------------------
                         Name:   John McConnaughy, Jr.
                         Title:  President

                         R.E.R. Corp.

                         By: /s/ Robert Nederlander
                         ------------------------------------------
                         Name:   Robert Nederlander
                         Title:  President

                         /s/  David Mauer
                         ------------------------------------------
                         David Mauer, in his individual capacity

                         /s/  Dan Cougill
                         ------------------------------------------
                         Dan Cougill, in his individual capacity

                         /s/  Jeffrey G. Webb
                         ------------------------------------------
                         Jeffrey G. Webb, in his individual capacity

                         /s/    Robert Nederlander
                         ------------------------------------------
                         Robert Nederlander, in his individual capacity

                         /s/   John McConnaughy, Jr.
                         ------------------------------------------
                         John McConnaughy, in his individual capacity